Exhibit 28 (j)(37) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information in Post-Effective Amendment Number 222 to the Registration Statement (Form N-1A, No. 33-31602) of Money Market Obligations Trust, and to the incorporation by reference of our reports, dated December 21, 2018, on Federated California Municipal Cash Trust, Federated Georgia Municipal Cash Trust, Federated Massachusetts Municipal Cash Trust, Federated New York Municipal Cash Trust, Federated Pennsylvania Municipal Cash Trust, Federated Virginia Municipal Cash Trust and Federated Institutional Tax-Free Cash Trust (seven of the portfolios constituting Money Market Obligations Trust) included in the Annual Shareholder Reports for the fiscal year ended October 31, 2018.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 22, 2019